UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

May 3, 2006

MULTICELL TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-10221	52-1412493
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

701 George Washington Highway

Lincoln, Rhode Island 02865

(Address of principal executive offices, including zip code)

(401) 333-0610

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On May 3, 2006, MultiCell Technologies, Inc., a Delaware corporation (“MultiCell”) entered into a Common Stock Purchase Agreement (“Purchase Agreement”) with Fusion Capital Fund II, LLC, an Illinois limited liability company (“Fusion Capital”). Pursuant to the terms of the Purchase Agreement, Fusion Capital has agreed to purchase from MultiCell up to $25 million of its common stock. Subject to earlier termination at MultiCell’s discretion, this purchase by Fusion Capital will occur over a 25 month period after the Securities & Exchange Commission has declared effective a registration statement covering these shares.

Pursuant to the terms of a Registration Rights Agreement, dated as of May 3, 2006, MultiCell agreed to file a registration statement (the “Registration Statement”) with the Securities and Exchange Commission covering the shares which are issued or may be issued to Fusion Capital under the Purchase Agreement. Once the Registration Statement has been declared effective, throughout each month during the term of the Purchase Agreement, MultiCell has the right to sell to Fusion Capital up to $1 million of its common stock at a price based upon the market price of MultiCell’s common stock on the date of each sale, without any fixed discount to the market price. MultiCell has the right to control the timing and the amount of stock sold to Fusion Capital, and under certain conditions, may increase or decrease that amount. MultiCell also has the right to terminate the agreement at any time without any cost. Fusion Capital does not have the right or the obligation to purchase shares of MultiCell’s common stock in the event that the price of our common stock is less than $0.10 per share.

We anticipate using the proceeds from this financing for general corporate purposes, including the advancement of MCT-125 in a pivotal Phase IIb/III clinical trial for the treatment of fatigue in Multiple Sclerosis.

As consideration for entering into the transaction, upon execution of the Purchase Agreement, MultiCell issued to Fusion Capital 1,572,327 shares of its common stock and warrants (the “Warrants”) to purchase an additional 1,572,327 shares of its common stock. These shares and warrants are issued in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended. The Warrants are immediately exercisable and shall expire at 12:00 midnight, Chicago time, on May 3, 2011. The Warrants have an exercise price of $0.01 per share, subject to certain adjustments

The foregoing description of the Common Stock Purchase Agreement, the Registration Rights Agreement and the Warrants are qualified in their entirety by reference to the full text of the Common Stock Purchase Agreement, Registration Rights Agreement and the Warrants, a copy of each of which is attached hereto as Exhibit 10.1, 10.2 and 10.3, respectively, and each of which is incorporated herein in its entirety by reference.

ITEM 3.02.	UNREGISTERED SALES OF EQUITY SECURITIES

The disclosures contained in Item 1.01 above are incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(c) Exhibits.

Exhibit No.	Description

10.1	Common Stock Purchase Agreement, dated as of May 3, 2006, by and between MultiCell Technologies, Inc. and Fusion Capital Fund II, LLC.

10.2	Registration Rights Agreement, dated as of May 3, 2006, by and between MultiCell Technologies, Inc. and Fusion Capital Fund II, LLC.

10.3	Warrants for the purchase of 1,572,327 Shares of Common Stock of MultiCell Technologies, Inc., dated May 3, 2006

99.1	Press Release dated May 4, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MULTICELL TECHNOLOGIES, INC.

By:	/s/ W. Gerald Newmin
W. Gerald Newmin Co-Chairman of the Board, Chief Executive Officer and Secretary

Date: May 3, 2006

Exhibit Index

Exhibit No.	Description

10.1	Common Stock Purchase Agreement, dated as of May 3, 2006, by and between MultiCell Technologies, Inc. and Fusion Capital Fund II, LLC.

10.2	Registration Rights Agreement, dated as of May 3, 2006, by and between MultiCell Technologies, Inc. and Fusion Capital Fund II, LLC.

10.3	Warrants for the purchase of 1,572,327 Shares of Common Stock of MultiCell Technologies, Inc., dated May 3, 2006

99.1	Press Release dated May 4, 2006.